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                                    EXHIBIT 9

                     CERTIFICATION REGARDING JOINT FILING OF
                     SCHEDULE 13D PURSUANT TO RULE 13d-1(k)
                    OF THE SECURITIES AND EXCHANGE COMMISSION

        Ernest C. Garcia, II and Gregory B. Sullivan do hereby certify that the
Schedule 13D to which this certification is attached as Exhibit 9 is being filed with the Securities and Exchange Commission on behalf of the undersigned.

        Dated:  April 20, 2001



 /s/ Ernest C. Garcia, II
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Ernest C. Garcia, II


 /s/ Gregory B. Sullivan
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Gregory B. Sullivan